Exhibit 9



                   [LETTERHEAD OF OPTICARE EYE HEALTH SYSTEMS]






                                      August 9, 1999


Oxford Health Plans, Inc.
800 Connecticut Ave
4th Floor West
Norwalk, CT 06854

Dear Ladies and Gentlemen:

         In order to induce you to sign and deliver an Agreement with Respect to Termination of Registration Rights Agreement (the "Termination Agreement") and an Amendment to Warrant Agreement, which Registration Rights Agreement is dated October 15, 1997 and was entered into among you, other parties listed on Exhibit A thereto and the undersigned, the undersigned agrees with you that, notwithstanding the effectiveness of the Termination Agreement, you will continue to have the rights provided under Section 1.3 of the Registration Rights Agreement with respect to all shares of Common Stock of Saratoga Resources, Inc. which you may acquire upon exercise of warrants to purchase shares of Common Stock of Saratoga Resources, Inc., issued to you in substitution for Warrants of the undersigned as provided in the Amendment to Warrant Agreement and the Merger Agreement as defined therein. You agree that you will comply with the obligations of a Holder under the Registration Rights Agreement in the event that you exercise your rights under that Section 1.3

         If the foregoing accords with your understanding of our mutual agreement, please sign and return a copy of this letter to the undersigned, whereupon it will become a binding agreement between you and the undersigned.


                                      Very truly yours,

                                      OptiCare Eye Health Centers, Inc.



                                      By /s/ Steven L. Ditman
                                        ---------------------------------
                                        Name:   Steven L. Ditman
                                        Title:  Chief Operating Officer

Oxford Health Plans, Inc.
August 9, 1999
Page 2



Accepted and agreed to
as of the date first
above written

Oxford Health Plans, Inc.



By /s/ Jon S. Richardson
  ------------------------------
     Name:  Jon S. Richardson
     Title: Ass't Secretary